UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 24, 2019

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th St., Suite 1925N

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.005 par value per share	ENSV	NYSE

Item 2.02 Results of Operations and Financial Condition.

On July 24, 2019, Enservco Corporation (the “Company”) issued a press release providing updates on its second quarter financial results.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

            On July 24, 2019, Dustin Bradford notified the Company of his resignation as Chief Financial Officer and all other positions he held with the Company and its subsidiaries, effective July 24, 2019. Mr. Bradford’s decision to resign was not the result of any disagreement with the Company, the Board of Directors (the “Board”), or management, or any matter relating to the Company’s operations, policies or practices.

            In connection with Mr. Bradford’s resignation, the Company entered into an Executive Severance and Consulting Agreement with Mr. Bradford on July 24, 2019 (the “Severance Agreement”) providing for his resignation as Chief Financial Officer, and from all other positions he holds with the Company and its subsidiaries, will be effective on July 24, 2019; provided, however, that he will continue to be employed by the Company in an advisory role, and his employment will terminate on August 16, 2019 (the “Resignation Date”). Until September 30, 2019 (the “Consulting Period”), Mr. Bradford will provide financial consulting services as reasonably directed by the Company. The Severance Agreement also provides that, during the Consulting Period, Mr. Bradford will be paid consulting fees aggregating $43,750 (the “Consulting Fees”), payable ratably during the Consulting Period.

            The Consulting Fees paid to Mr. Bradford during the Consulting Period are in lieu of and in settlement of the compensation and benefits which would otherwise be paid to Mr. Bradford upon termination of his employment pursuant to the Employment Agreement between the Company and Mr. Bradford, entered into on April 23, 2018 with an effective date of January 31, 2018 (the “Bradford Employment Agreement”). The Bradford Employment Agreement was previously filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2018.

            In addition, the Severance Agreement provides that (i) Mr. Bradford will have 90 days following the Resignation Date to exercise vested stock options to acquire 33,334 shares of the Company’s common stock exercisable at $0.35 per share, after which such vested stock options, if unexercised, will be forfeited, (ii) all of his unvested stock options shall be forfeited on the Resignation Date, and (iii) all unvested shares of his restricted stock shall be forfeited and reconveyed to the Company on the Resignation Date.

            The Severance Agreement contains other standard provisions contained in agreements of this nature including restrictive covenants concerning confidentiality, non-competition, non-solicitation and non-disparagement, and a general release of any and all claims Mr. Bradford may have against the Company, its directors, officers and associated persons.

            The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Chief Financial Officer

            Effective July 24, 2019, the Board of Directors of the Company (the “Board”) appointed Marjorie A. Hargrave as the Company’s Chief Financial Officer.

            Ms. Hargrave, age 55, previously provided consulting services to various companies in the areas of finance, administration, accounting, risk mitigation, human resources, and investor relations from 2016 to 2019. Prior to her consulting work, Ms. Hargrave served as Chief Financial Officer and Senior Vice President of Strategic Planning for CTAP, LLC, a privately held distributor of tubing and casing throughout the United States, from 2010 to 2016. Ms. Hargrave also served as Chief Financial Officer of High Sierra Energy, LP, a start-up energy company which focused on midstream acquisitions, from 2005 to 2009. Ms. Hargrave’s previous experience also includes management and associate roles with Black Hills Corporation, Xcel Energy, and Merrill Lynch & Co. Ms. Hargrave earned a bachelor’s degree in economics from Boston University, and a master’s degree in economics from New York University.

            There are no arrangements or understandings between Ms. Hargrave and any other persons pursuant to which Ms. Hargrave was selected to be an officer of the Company.

            In connection with her appointment as the Company’s Chief Financial Officer, the Company and Ms. Hargrave entered into an Employment Agreement effective July 24, 2019 (the “Hargrave Employment Agreement”). Pursuant to the Hargrave Employment Agreement, Ms. Hargrave will receive an annual base salary of $230,000. In addition, Ms. Hargrave is eligible each year to receive a discretionary bonus in addition to her base salary, which will be awarded in such amounts as the Board will determine. Ms. Hargrave was also granted 330,000 restricted shares of the Company’s common stock (the “Restricted Shares”), half of which are time-vested, and half of which are performance-vested. The time-vested Restricted Shares will vest in one-third installments on each of January 23, 2020, January 23, 2021, and January 23, 2022, provided that Ms. Hargrave continues to be employed by the Company on those dates. The performance-vested Restricted Shares are subject to two performance metrics: (i) 99,000 Restricted Shares will vest upon the Company achieving a 90-day moving average stock price of at least $1.85 per share, adjusted for stock splits, and (ii) 66,000 Restricted Shares will vest upon the Company achieving a ratio of Trailing Twelve Month EBITDA to Consolidated Debt of 1.0 to 1.5, in each case subject to Ms. Hargrave’s continued employment by the Company.

            The Hargrave Employment Agreement provides for severance compensation if Ms. Hargrave is terminated without cause or upon a change of control. The Hargrave Employment Agreement also contains other standard provisions contained in agreements of this nature, including confidentiality and non-competition provisions as well as eligibility for discretionary bonuses and long-term incentive awards.

            The foregoing description of the Hargrave Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01.        Regulation FD Disclosure.

            On July 24, 2019, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

            The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by such specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Severance and Consulting Agreement effective July 24, 2019, by and between Dustin Bradford and the Company. Filed herewith.

10.2	Employment Agreement effective July 24, 2019, by and between Marjorie A. Hargrave and the Company. Filed herewith.

99.1	Press Release dated July 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: July 24, 2019.	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Severance and Consulting Agreement effective July 24, 2019, by and between Dustin Bradford and the Company. Filed herewith.

10.2	Employment Agreement effective July 24, 2019, by and between Marjorie A. Hargrave and the Company. Filed herewith.

99.1	Press Release dated July 24, 2019.